EXHIBIT 32.1

Certification pursuant to 18 U.S.C., Section 1350

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K, as amended on Form 10-K/A, filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, of NBC Capital Corporation (the “Company”) for the period ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lewis F. Mallory, Jr., the Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C.§ 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Lewis F. Mallory, Jr.
Name:	Lewis F. Mallory, Jr.
Title:	Chairman of the Board and Chief Executive Officer
Date:	April 28, 2005

A signed original of this written statement required by Section 906 has been provided to NBC Capital Corporation and will be retained by NBC Capital Corporation and furnished to the Securities and Exchange Commission or its staff upon request.